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                                                                    Exhibit 99.1

August 31, 2000

FOR IMMEDIATE RELEASE
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For more information, contact:

UNION BANKSHARES COMPANY                                 MID-COAST BANCORP, INC.
Peter A. Blyberg                                         Robert E. Carter, Jr.
800-432-1592-or-207-667-2504                             (207) 832-7521



      UNION BANKSHARES COMPANY COMPLETES ACQUISITION OF MID-COAST BANCORP,
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                       INC. EFFECTIVE AT CLOSE OF BUSINESS
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Ellsworth, Maine, August 31, 2000 -- Union Bankshares Company ("Union")
(www.uniontrust.com), the holding company for Union Trust Company ("Union Trust"), announced today that the merger of Mid-Coast Bancorp, Inc. ("Mid-Coast") (Nasdaq:MCBN) (www.waldoborobank.com) with and into Union was completed as of the close of business today. Pursuant to the merger agreement, stockholders of Mid-Coast will receive $15.875 cash for each share of Mid-Coast common stock they own. The transaction, which received the approval of stockholders of both Union and Mid-Coast on August 3, 2000, will be accounted for as a purchase.

The Waldoboro Bank, F.S.B. ("Waldoboro"), the wholly-owned subsidiary of Mid-Coast will be merged into Union's subsidiary bank, Union Trust and Waldoboro's four offices, in Waldoboro, Rockland, Belfast and Jefferson, Maine will operate as branches of Union Trust. Union expects to merge Waldoboro into Union Trust during this calendar quarter. Until such time, Waldoboro will be operated as a subsidiary of Union.

Peter A. Blyberg, Chief Executive Officer of Union and Union Trust Company said, "We are very pleased and look forward to better serving our community as a result of today's transaction; this represents a significant expansion of our retail franchise."

Mr. Blyberg continued, "We are very pleased to welcome the customers and employees of Mid-Coast and Waldoboro. Samuel Cohen and Robert Spear, both former directors of Mid-Coast and Waldoboro, will also serve as directors of Union. We are confident that this transaction will
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enhance stockholder value and provide long-term benefits for our customers, employees and the communities that Waldoboro and Union Trust serve."

Wesley E. Richardson, President and Chief Executive Officer of Mid-Coast said. "We are very excited about the union of our two companies and the believe that the merger will provide long-term benefits for our customers and the communities we serve."

Union Bankshares Company is a one-bank holding company, organized under the laws of the State of Maine, with one subsidiary, Union Trust Company, which was organized in 1887 and headquartered in Ellsworth, Maine. Union Trust Company operates 11 banking offices in eastern Maine. Mid-Coast Bancorp, Inc. is the holding company for The Waldoboro Bank, F.S.B., chartered in 1891. The Waldoboro Bank, F.S.B. operates 4 banking offices in mid-coast Maine.

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This press release contains forward-looking statements about the proposed merger of Union and Mid-Coast. These statements include statements regarding the anticipated closing date of the merger. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future conditional verbs such as "will," "would," "should," "could," or "may." Certain factors that could cause actual results to differ materially from expected include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Mid-Coast and Union are engaged, and changes in the securities markets. For more information on factors that could affect expectations, see Union's Annual Report on Form 10-K for the year ended December 31, 1999 and Mid-Coast's Annual Report on Form 10-KSB for the year ended March 31, 2000.